EXHIBIT 4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333- 233725 and 333-233732 on Form F-10 and to the use of our reports dated March 4, 2020 relating to the combined financial statements of Granite Real Estate Investment Trust and Granite REIT Inc. (collectively, the “Trust”) and the effectiveness of the Trust’s internal control over financial reporting appearing in this Annual Report on Form 40-F for the year ended December 31, 2019.

/s/ Deloitte LLP

Chartered Professional Accountants

Licensed Public Accountants

Toronto, Canada

March 4, 2020